UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2017 (December 13, 2017)

EOG RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9743	47-0684736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Bagby, Sky Lobby 2

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

713-651-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EOG RESOURCES, INC.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c), (e) On December 13, 2017, the Board of Directors of EOG Resources, Inc. (EOG) appointed Lloyd W. Helms, Jr. as EOG’s Chief Operating Officer, effective December 13, 2017. Mr. Helms, 60, has served as EOG’s Executive Vice President, Exploration and Production since August 2013. Mr. Helms, who joined a predecessor of EOG in 1981, has also previously served as EOG’s Executive Vice President, Operations (from February 2012 to August 2013), as Vice President and General Manager of EOG’s former Calgary, Alberta, Canada office (from March 2008 to February 2012) and as EOG’s Vice President, Engineering and Acquisitions (from September 2006 to March 2008).

Gary L. Thomas, most recently EOG’s President and Chief Operating Officer, will continue serving as President to allow for the gradual transition of his responsibilities prior to his retirement. He is expected to retire by year-end 2018.

In connection with the appointment of Mr. Helms as EOG’s Chief Operating Officer, the Compensation Committee of the Board approved (i) a new annual base salary for Mr. Helms of $615,000, effective December 13, 2017; (ii) a grant of 8,000 restricted stock units under the terms of the Amended and Restated EOG Resources, Inc. 2008 Omnibus Equity Compensation Plan, with a grant date of December 13, 2017 and with EOG’s standard vesting and termination provisions; and (iii) an increase in Mr. Helms’ bonus target (as a percentage of his base salary) from 90% to 100%, effective beginning with his fiscal year 2018 compensation (in respect of his fiscal year 2018 performance).

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of EOG Resources, Inc. dated December 14, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOG RESOURCES, INC. (Registrant)

Date: December 14, 2017	By:	/s/ Timothy K. Driggers
Timothy K. Driggers
Executive Vice President and Chief Financial Officer (Principal Financial Officer and Duly Authorized Officer)

3